UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

Appvion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Second Lien Senior Secured Notes Indenture

On November 19, 2013, Appvion, Inc. (the “Company”) issued $250,000,000 aggregate principal amount of its 9.000% Second Lien Senior Secured Notes due 2020 (the “Notes”). The Notes mature on June 1, 2020 and will accrue interest from the issue date at a rate of 9.000% per year, payable in cash semi-annually in arrears on each June 1 and December 1, beginning on June 1, 2014 The Notes were issued pursuant to an indenture, dated as of November 19, 2013 (the “Indenture”), by and among the Company, each of the guarantors identified therein (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Company’s obligations under the Notes are guaranteed (the “Guarantees”) by the Guarantors, which include the Company’s parent company, Paperweight Development Corp. (“PDC”), the Company’s Canadian subsidiary, Appvion Canada, Ltd. (“Appvion Canada”), and any of the Company’s other existing and future domestic and foreign subsidiaries that become guarantors or borrowers under the Company’s $435 million senior secured credit facilities (the “Senior Secured Credit Facilities”), established pursuant to a first lien credit agreement by and among the Company, PDC and other guarantors party thereto, and a syndicate of banks and other financial institutions, with Jefferies Finance LLC as administrative agent, and Fifth Third Bank as revolver agent, swing line lender and L/C issuer. The Guarantees are second priority senior secured obligations of the Guarantors.

The Notes rank equally in right of payment with all of the Company’s senior debt and will be senior in right of payment to all existing and future Subordinated Indebtedness (as defined in the Indenture) of the Company. The Guarantees rank equally in right of payment with all of each Guarantor’s senior debt and will be senior in right of payment to all existing and future Subordinated Indebtedness (as defined in the Indenture) of that Guarantor.

The Notes and the Guarantees will have the benefit of the second-priority security interest in the Collateral (as defined in the Indenture). The Collateral consists, subject to certain exceptions as set forth in the Indenture, of substantially all of the Company’s and the Guarantors’ property and assets that secure the Company’s and the Guarantors’ obligations under the Senior Secured Credit Facilities.

On or after December 1, 2016, the Company, at its option, may redeem the Notes upon the terms, at the redemption prices and upon notice as described in the Indenture. With limited exceptions, prior to that date, the Company may redeem the Notes only upon payment of a Make-Whole Price (as defined in the Indenture).

The Indenture governing the Notes contains covenants that, among other things, restrict the Company’s and PDC’s ability, and the ability of the Company’s restricted subsidiaries, to:

•	sell assets or merge or consolidate with or into other companies;

•	borrow money;

•	incur liens;

•	pay dividends or make other distributions;

•	make other restricted payments and investments;

•	place restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or other payments to the Company;

•	enter into sale and leaseback transactions;

•	amend particular agreements relating to the Company’s transaction with the Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan; and

•	enter into transactions with certain affiliates.

These covenants are subject to important exceptions and qualifications set forth in the Indenture.

If the Company experiences certain change of control events, as described in the Indenture, the Company must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. If the Company sells assets under certain circumstances described in the Indenture, and subject to certain exceptions, the Company must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding debt will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Notes were issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act. The Notes and the Guarantees have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The description above of the Indenture is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Second Lien Collateral Agreement

On November 19, 2013, the Company and PDC (together with the Company, the “Grantors”) entered into a second lien collateral agreement (the “Collateral Agreement”) in favor of the Collateral Agent. Pursuant to the Collateral Agreement and subject to the certain exceptions contained therein, the Grantors have granted a continuing second-lien security interest in substantially all of their respective present and future assets in order to secure the prompt and complete payment, observance and performance of, among other things, their respective obligations under the Notes.

The description above of the Collateral Agreement is qualified in its entirety by reference to the complete text of the Collateral Agreement, a copy of which is filed as Exhibit 4.2 to this report and incorporated herein by reference.

Second Lien Collateral Agreement (Canada)

On November 19, 2013, Appvion Canada entered into a second lien collateral agreement (the “Canadian Collateral Agreement”) in favor of the Collateral Agent. Pursuant to the Canadian Collateral Agreement and subject to the certain exceptions contained therein, Appvion Canada has granted a continuing second-lien security interest in substantially all of its present and future personal property in order to secure the prompt and complete payment, observance and performance of, among other things, its obligations under the Notes.

The description above of the Canadian Collateral Agreement is qualified in its entirety by reference to the complete text of the Canadian Collateral Agreement, a copy of which is filed as Exhibit 4.3 to this report and incorporated herein by reference.

Intercreditor Agreement

On November 19, 2013, in connection with Appvion’s entry into the Indenture and the issuance of the Notes, the Company, PDC and Appvion Canada, Jefferies Finance LLC, as first lien collateral agent, and U.S. Bank National Association, as second lien collateral agent, entered into an Intercreditor Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement establishes various inter-lender terms, including without limitation priority of liens, permitted actions by each party, exercise of remedies in the case of a default, application of proceeds, releases of collateral, and certain restrictions with respect to providing or endorsing a financing in the event of any insolvency.

The description above of the Intercreditor Agreement is qualified in its entirety by reference to the complete text of the Intercreditor Agreement, a copy of which is filed as Exhibit 4.4 to this report and incorporated herein by reference

Item 1.02. Termination of a Material Definitive Agreement.

Also on November 19, 2013, in connection with the closing of the issuance and sale of the Notes, notices of redemption were sent to (i) holders of all the $32,195,000 outstanding aggregate principal amount of the Company’s 9 3⁄4% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”), the terms of which were governed by the indenture dated as of June 11, 2004 (as amended, supplemented or otherwise modified from time to time, the “Senior Subordinated Notes Indenture”) among Appvion, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, and (ii) holders of all the $161,766,000 outstanding aggregate principal amount of the Company’s 11.25% Second Lien Notes due 2015 (the “Second Lien Notes”), the terms of which were governed by the indenture dated as of September 30, 2009 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Notes Indenture”) among the Company, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent. The redemption date for both the Senior Subordinated Notes and the Second Lien Notes will be December 19, 2013. The redemption price for the Senior Subordinated Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, equal to $1.0833 per $1,000.00 principal amount. The redemption price for the Second Lien Notes will be (i) 100% of the principal amount thereof, plus a make-whole premium, which will be determined on December 17 (two business days preceding the redemption date), based on a 50 basis point spread over the yield to maturity of a reference two-year U.S. Treasury security, and plus accrued and unpaid interest to, but not including, the redemption date, equal to $1.25 per $1,000.00 principal amount. On November 19, 2013, the Company irrevocably deposited funds with U.S.

Bank National Association, as trustee under the Senior Subordinated Notes Indenture or the Second Lien Notes Indenture, as applicable, in an amount equal to the sum of (a) the aggregate redemption price for the Senior Subordinated Notes and (b) the estimated aggregate redemption price for the Second Lien Notes.

Each of the Senior Subordinated Notes Indenture and the Second Lien Notes Indenture was satisfied and discharged, and the collateral securing the obligations of the Company and the guarantors thereunder was released, on November 19, 2013.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit 4.1	Indenture, dated as of November 19, 2013, among Appvion, Inc., as issuer, each of the guarantors identified therein and U.S. Bank National Association, as trustee and collateral agent, governing the 9.000% Second Lien Senior Secured Notes due 2020.

	Exhibit 4.2	Second Lien Collateral Agreement, dated as of November 19, 2013, by and among Appvion, Inc., Paperweight Development Corp. and U.S. Bank National Association.

	Exhibit 4.3	Second Lien Collateral Agreement (Canada), dated as of November 19, 2013, by and between Appvion Canada, Ltd. and U.S. Bank National Association.

	Exhibit 4.4	Intercreditor Agreement, dated as of November 19, 2013, by and among Appvion, Inc., Paperweight Development Corp., Appvion Canada, Ltd., Jefferies Finance LLC and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013

Appvion, Inc.

By:	/s/ Thomas J. Ferree
Name:	Thomas J. Ferree
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of November 19, 2013, among Appvion, Inc., as issuer, each of the guarantors identified therein and U.S. Bank National Association, as trustee and collateral agent, governing the 9.000% Second Lien Senior Secured Notes due 2020.

Exhibit 4.2	Second Lien Collateral Agreement, dated as of November 19, 2013, by and among Appvion, Inc., Paperweight Development Corp. and U.S. Bank National Association.

Exhibit 4.3	Second Lien Collateral Agreement (Canada), dated as of November 19, 2013, by and between Appvion Canada, Ltd. and U.S. Bank National Association.

Exhibit 4.4	Intercreditor Agreement, dated as of November 19, 2013, by and among Appvion, Inc., Paperweight Development Corp., Appvion Canada, Ltd., Jefferies Finance LLC and U.S. Bank National Association.